UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Pershing Square SPARC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	87-3427627
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

787 Eleventh Avenue, 9th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-261376

Securities to be registered pursuant to Section 12(g) of the Act:

Subscription Warrants to Purchase Two Shares of Common Stock, $0.0001 par value

(Title of Class)

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the subscription warrants to purchase two shares of common stock, $0.0001 par value (“SPARs”), of Pershing Square SPARC Holdings, Ltd. (the “Company”). The description of the SPARs contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1, File No. 333-261376, which was initially filed with the Securities and Exchange Commission on November 26, 2021, and was last amended on September 26, 2023 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended, filed with the SEC on July 28, 2023).

3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1, as amended, filed with the SEC on July 28, 2023).

3.3	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1, as amended, filed with the SEC on July 28, 2023).

3.4	Form of Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1, as amended, filed with the SEC on August 30, 2023).

3.5	Bylaws (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-1, as amended, filed with SEC on July 28, 2023).

4.1	Specimen SPAR Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed with SEC on July 28, 2023).

4.2	Form of SPAR Rights Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1, as amended, filed with SEC on September 14, 2023).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pershing Square SPARC Holdings, Ltd.

Dated: September 29, 2023	By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Chairman and
Chief Executive Officer